                                   EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY

    The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by the Company and does business under its corporate name.

C.B. Packaging LLC                              Delaware
Creative Packaging Corporation*                 Japan
Cryovac Australia Pty. Ltd.                     Australia
Cryovac Brazil Ltda.                            Brazil
Cryovac Chile Holdings, LLC                     Delaware
Cryovac China Holdings I, Inc.                  Cayman Islands, BWI
Cryovac Embalagens Ltda.                        Brazil
Cryovac Far East Holdings, LLC.                 Delaware
Cryovac (Gaoming) Co., Ltd.**                   China
Cryovac Holdings, LLC                           Delaware
Cryovac Holdings, S.A. de C.V.                  Mexico
Cryovac, Inc.                                   Delaware
Cryovac India Private Limited                   India
Cryovac International Holdings, Inc.            Delaware
Cryovac Japan K.K.                              Japan
Cryovac (Malaysia) Sdn. Bhd.                    Malaysia
Cryovac Packaging Portugal Embalagens,          Portugal
  Lda.
Cryovac (Philippines) Inc.                      Philippines
Cryovac Poland Holdings, Inc.                   Delaware
Cryovac Poland Sp. z.o.o.                       Poland
Cryovac Rigid Packaging Pty. Ltd.               Australia
Cryovac (Singapore) Pte. Ltd.                   Singapore
Cryovac Systems Hong Kong Limited               Hong Kong
Cryovac (Thailand) Limited                      Thailand
Dolphin Packaging (Cheltenham) Limited          England
Dolphin Packaging (Holdings) Limited            England
Dolphin Packaging (Holland) B.V.                Netherlands
Dolphin Packaging Limited                       England
Dolphin Packaging Limited                       Ireland
Drypac Pty. Ltd.                                Australia
Flightprime Limited                             England
Invertol S.A. de C.V.                           Mexico
Kelder Plastibox B.V.                           Netherlands
Noja Inmobiliaria, S.A. de C.V.                 Mexico
Omni Supply Inc.**                              North Carolina
OOO Sealed Air                                  Russia
Polymask Corporation*                           Delaware
Polypride, Inc.                                 Delaware
Producembal-Producao de Embalagens, Lda         Portugal
Reflectix, Inc.                                 Delaware
Sealed Air Africa (Pty) Ltd.                    South Africa
Sealed Air AG                                   Switzerland
Sealed Air Argentina S.A.                       Argentina
Sealed Air Australia Pty. Limited               Queensland, Australia
Sealed Air Brasil Ltda.                         Brazil

Sealed Air Belgium nv                           Belgium
Sealed Air B.V.                                 Netherlands
Sealed Air (Canada) Inc.                        Ontario, Canada
Sealed Air Central America, S.A.                Guatemala
Sealed Air Chile Industrial Ltda.               Chile
Sealed Air Colombia Ltda.                       Colombia
Sealed Air Corporation (US)                     Delaware
Sealed Air de Mexico, S.A. de C.V.              Mexico
Sealed Air Denmark A/S                          Denmark
Sealed Air de Venezuela, S.A.                   Venezuela
Sealed Air Embalagens Ltda.                     Brazil
Sealed Air Finance B.V.                         Netherlands
Sealed Air Finance II B.V.                      Netherlands
Sealed Air Finance Ireland                      Ireland
Sealed Air Foreign Sales Corp.                  Barbados
Sealed Air (Gaoming) Packaging Co., Ltd.        China
Sealed Air GmbH                                 Germany
Sealed Air Hellas S.A.                          Greece
Sealed Air Holdings B.V.                        Netherlands
Sealed Air Holdings (New Zealand) Limited       New Zealand
Sealed Air (Hong Kong) Limited                  Hong Kong
Sealed Air Hungary Ltd.                         Hungary
Sealed Air International LLC                    England
Sealed Air Ireland Limited                      Ireland
Sealed Air (Israel) Ltd.                        Israel
Sealed Air Japan Limited                        Nevada
Sealed Air Korea Limited                        Korea
Sealed Air Limited                              England
Sealed Air Limited                              Ireland
Sealed Air LLC                                  Delaware
Sealed Air (Malaysia) Sdn. Bhd.                 Malaysia
Sealed Air Multiflex GmbH                       Germany
Sealed Air Norge AS                             Norway
Sealed Air (New Zealand) Limited                New Zealand
Sealed Air Oy                                   Finland
Sealed Air Packaging Holdings (Israel)          Israel
  Ltd.
Sealed Air Packaging Limited                    England
Sealed Air Packaging S.A.                       France
Sealed Air Packaging, S.A.                      Spain
Sealed Air Packaging (Shanghai) Co., Ltd.       China
Sealed Air Packaging Srl                        Italy
Sealed Air Peru S.R.L.                          Peru
Sealed Air (Philippines) Inc.                   Philippines
Sealed Air S.A.S.                               France
Sealed Air (Singapore) Pte. Limited             Singapore
Sealed Air S.L.                                 Spain
Sealed Air Polska Sp. z.o.o.                    Poland
Sealed Air Srl                                  Italy
Sealed Air s.r.o                                Czech Republic
Sealed Air Svenska AB                           Sweden
Sealed Air Taiwan Limited                       Taiwan

Sealed Air (Thailand) Limited                   Thailand
Sealed Air Trucking, Inc.                       Delaware
Sealed Air Uruguay S.A.                         Uruguay
Sealed Air Verpackungen GmbH                    Germany
Shanklin Corporation                            Delaware
Soinpar Industrial Ltda.                        Brazil
Tart s.r.o***                                   Czech Republic
ZAO Sealed Air Kaustik**                        Russia

------------------------

*   The Company directly or indirectly owns 50% of the outstanding shares.

** The Company directly or indirectly owns a majority of the outstanding shares.

*** The Company directly or indirectly owns less than 50% of the outstanding shares.

    Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2000.